Exhibit 99.1

The undersigned agree that this Schedule 13D, and all amendments thereto, relating to the Ordinary Shares of Flamel Technologies shall be filed on behalf of the undersigned.

DEERFIELD CAPITAL, L.P.

By:	J.E. Flynn Capital LLC, General Partner

By:	/s/ Darren Levine
Darren Levine, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Capital, L.P., General Partner

By:	J.E. Flynn Capital LLC, General Partner

By:	/s/ Darren Levine
Darren Levine, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By:	Flynn Management LLC, General Partner

By:	/s/ Darren Levine
Darren Levine, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

By:	/s/ Darren Levine
Darren Levine, Attorney-In-Fact

JAMES E. FLYNN

/s/ Darren Levine
Darren Levine, Attorney-in-Fact